                                                                   Exhibit 3.78

                                                                 DOMESTIC PROFIT
                                                               General Amendment

Submit Original and
One True Copy

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street

              Mailing Address: P. O. Box 40, Honolulu, Hawaii 96810

                              ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.   The name of the corporation is:
     CHARLES T. MITCHELL, M.D., INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3.   The total number of shares outstanding is: 1,000

4.   If adoption of the amendment(s) was at a meeting, complete the following:

     The meeting of the shareholders was held on ____________________
                                                 (Month   Day   Year)

                    Number of Shares Voting   Number of Shares Voting
     Class/Series   For Amendment             Against Amendment

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

     By written consent dated     May     17   1999
                                (Month   Day   Year)

     the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
     _________________________________________________________________________

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 17th day of MAY, 1999.

CHARLES T. MITCHELL, President             CHARLES T. MITCHELL, Secretary
(Type/Print Name & Title) Vice President   (Type/Print Name & Title) Treasurer


/s/ Charles T. Mitchell                 /s/ Charles T. Mitchell
-------------------------------------   ----------------------------------------
(Signature of Officer)                  (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation. (See Reverse Side For Instructions)

D1-7
Rev. 7/96 B14 (Fee)

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                        CHARLES T. MITCHELL, M. D., INC.
                                (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article __________, Section ________________, Subsection ______________________,

Paragraph ________ is amended to read as follows:

The preamble shall be amended in its entirety:
"The undersigned, desiring to become incorporated as a corporation and to obtain the benefits conferred on corporations by law, hereby enter into the following Articles of Incorporation, the terms of which shall be equally obligatory upon the parties hereto as well as upon all other persons who from time to time may be stockholders in the Corporation."

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                        CHARLES T. MITCHELL, M. D., INC.
                                (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article __________, Section _______________, Subsection________________________,

Paragraph 1 is amended to read as follows:

The name of the corporation shall be Charles T. Mitchell, Inc.

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                        CHARLES T. MITCHELL, M. D., INC.
                                (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article __________, Section _______________, Subsection _______________________,

Paragraph 3 is amended to read as follows:

The purpose for which the corporation is organized is to engage in any activity permissible for a business corporation under the laws of the State of Hawaii

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                        CHARLES T. MITCHELL, M. D., INC.
                                (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article __________, Section ________________, Subsection ______________________,

Paragraph 4 is amended to read as follows:

     This paragraph shall be amended in its entirety:

     "The Board of Directors of the Corporation and the officers of the Corporation, along with the name and address of each, are as follows:

          (No change from the original articles of incorporation)

     The Board of Directors shall consist of not less than one or more than three as the By-laws shall provide. Directors and officers shall be elected or appointed in the manner provided by the law and the By-laws and shall have the powers given to them in the By-laws. Any person may hold two or more offices in the Corporation unless forbidden to do so by the By-laws or law. The officers of the Corporation shall be a President, a Vice President, a Treasurer and a Secretary, along with such other officers as are provided for in the By-laws. The Board of Directors shall, except as limited in the By-laws, have all of the powers necessary or proper to carry out all of the business of the Corporation, and the directors may delegate such powers as they see fit, so long as such delegation is not prohibited by law or in the By-laws."

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                         CHARLES T. MITCHELL, M.D., INC.
                                (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article __________, Section ________________, Subsection ______________________,

Paragraph 6 is amended to read as follows:

Paragraph 6 shall be amended in its entirety:

"The Corporation may purchase and redeem its own shares at any time so long as one share remains issued and outstanding after such purchase and redemption. No shares of the Corporation shall be sold or transferred to any eligible person not designated by the Board of Directors until the Corporation and the remaining stockholders have been afforded an opportunity to buy the stock on the terms set forth in the By-laws of the Corporation and/or in any stock redemption agreement."

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                        CHARLES T. MITCHELL, M. D., INC.
                                (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article __________, Section ________________, Subsection ______________________,

Paragraph 9 is amended to read as follows:

These Articles may be amended by the affirmative vote of the shareholders holding not less than a majority of all the stock of the corporation issued and outstanding and having voting power at any annual meeting or at any meeting duly called for such purpose.

                        DEPARTMENT OF REGULATORY AGENCIES

                                 STATE OF HAWAII

In the Matter of the               )
Application for Certificate        )
of Registration and                )
Incorporation                      )
                                   )
               of                  )
                                   )
CHARLES T. MITCHELL, M. D., INC.   )
                                   )
                                   )
A Medical Corporation.             )
--------------------------------   )

                            ARTICLES OF INCORPORATION

                                       and

                                    AFFIDAVIT

                        DEPARTMENT OF REGULATORY AGENCIES

                                 STATE OF HAWAII

In the Matter of the               )
Application for Certificate        )
of Registration and                )
Incorporation                      )
                                   )
               of                  )
                                   )
CHARLES T. MITCHELL, M. D., INC.   )
                                   )
                                   )
A Medical Corporation.             )
--------------------------------   )

                            ARTICLES OF INCORPORATION

     The undersigned, desiring to become incorporated as a professional corporation and to obtain the benefits conferred on professional corporations by law, hereby enter into the following Articles of Incorporation, the terms of which shall be equally obligatory upon the parties hereto as well as upon all other persons who from time to time may be stockholders in the Corporation.

          1. The Corporation shall be a professional corporation formed pursuant to Hawaii Revised Statutes, Sections 416-141 et seq. and is a professional corporation within the meaning of said law and complies with all of the requirements of said law and with Chapter 12 of the Rules and Regulations of the Board of Medical Examiners of the State of Hawaii. The name of the corporation shall be:

                    CHARLES T. MITCHELL, M. D., INC.

          2.   The initial office of the Corporation shall be located at:

                         P. O. Box 355
                         Lahaina, Maui, Hawaii 96761

          3. This Corporation is to engage in the practice of medicine and shall have powers as are properly necessary to practice medicine.

          4. The Board of Directors of the Corporation and the officers of the Corporation, along with the name and address of each, are as follows:

                   Charles T. Mitchell, M. D.; P. O. Box 355,
                     Lahaina, Maui, Hawaii 96761; President,
                            Treasurer and Secretary.

               The Board of Directors shall consist of not less than one nor more than three as the By-Laws shall provide. Directors and officers shall be elected or appointed in the manner provided by the law and the By-Laws and shall have the powers given to them in the By-Laws. Any person may hold two or more offices in the Corporation unless forbidden to do so by the By-Laws or law. The officers of the Corporation shall be a President, a Vice-President, a Treasurer and a Secretary, along with such other officers as are provided for in the By-Laws. The Board of Directors shall, except as limited in the By-Laws, have all of the powers necessary or proper to carry out all of the business of the Corporation, and the directors may delegate such powers as they see fit, so long as such delegation is not prohibited by law or in the By-Laws. Only a person who is currently licensed by the Board of Medical Examiners of the State of Hawaii to practice medicine in the State of Hawaii may be a director, an officer, or an employee who will practice medicine.

          5. The authorized stock of the Corporation shall be 1,000 shares of a par value of $1.00 each with an aggregate par value of $1,000; the Corporation shall have the privilege of subsequent increase or extension of the capital stock from time to time to an amount of $10,000,000. Stockholders shall have no pre-emptive rights.

          6. The Shares of this Corporation may be owned only by a person who is licensed by the Board of Medical Examiners of the State of Hawaii to practice medicine in the State of Hawaii (hereinafter such persons will be referred to as "eligible stockholders"). Any transfer of stock to someone other than an eligible stockholder is void. The Corporation may purchase and redeem its own shares at any time so long as one share remains issued and outstanding after such purchase and redemption. No shares of the Corporation shall be sold or transferred to any eligible person not designated by the Board of Directors until the Corporation and the remaining stockholders have been afforded an opportunity to buy the stock on the terms set forth in the By-Laws of the Corporation and/or in any stock redemption agreement.

          7. No stockholder shall be liable for any debts or claims against or acts or omissions of the Corporation or of another shareholder or employee of the Corporation beyond the amount which may be due to the corporation upon any shares of stock of the Corporation owned by him.

          8.   The Corporation shall have perpetual life.

          Dated, Wailuku, Hawaii, April 1, 1977


                                        /s/ Charles T. Mitchell
                                        ----------------------------------------
                                        Charles T. Mitchell


                                        /s/ Sharlee M. Patronis
                                        ----------------------------------------
                                        Sharlee M. Patronis


                                        /s/ Dawn M. Tamashiro
                                        ----------------------------------------
                                        Dawn M. Tamashiro

STATE OF HAWAII   )
                  )   SS.
COUNTY OF MAUI    )

     On this 1st day of April, 1977, before me the undersigned, personally appeared CHARLES T. MITCHELL, SHARLEE M. PATRONIS, and DAWN M. TAMASHIRO, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged that they executed the same as their free act and deed.


                                        /s/
                                        ----------------------------------------
                                        Notary Public, Second Judicial
                                        Circuit, State of Hawaii.

                                        My commission expires: 4/20/79

                                    AFFIDAVIT

STATE OF HAWAII   )
                  )   SS.
COUNTY OF MAUI    )

     CHARLES T. MITCHELL, being duly sworn, on oath deposes and says:

     That he is named in the Articles of Incorporation filed herewith as President, Secretary and Treasurer of the Corporation named in the attached Articles; that the number of authorized shares of stock of the proposed Corporation is 1,000 shares of common stock of the par value of $1.00 each, an aggregate par value of $1,000; that capital stock in excess of three-fourths (3/4ths) of said authorized capital stock has been subscribed for; that more than ten per cent (10%) of the aggregate of the authorized capital stock has been paid in in cash; that the names of the subscribers, the subscription price for the shares subscribed for and the amounts paid in by each subscriber are as follows:

Name of               No. of Shares     Subscription      Amount    Manner
Subscriber              Subscribed    Price for Shares   Paid In   Paid In
-------------         -------------   ----------------   -------   -------
Charles T. Mitchell   1,000           $1,000             $1,000.   Cash

TOTALS:

     And further affiant sayeth not.


                                        /s/ Charles T. Mitchell
                                        ----------------------------------------
                                        Charles T. Mitchell

Subscribed and sworn to before me
this 1st day of April, 1977


/s/
-------------------------------------
Notary Public, Second Judicial
Circuit, State of Hawaii.

My commission expires: 4/20/79